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                                                                     EXHIBIT 5.1

                          [OPINION OF IRELL & MANELLA]



                                 October 7, 1999


Presley Merger Sub, Inc.
19 Corporate Plaza
Newport Beach, CA 92660

Dear Sirs/Mesdames:

         In connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,439,135 shares of Common Stock, par value $.01 per share (the "Securities") of Presley Merger Sub, Inc., a Delaware corporation (the "Company"), we, as counsel to the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, and we have considered the proceedings which we, as counsel to the Company, contemplate will be taken in connection with the issuance of the Securities pursuant to the Certificate of Ownership and Merger, dated as of July 15, 1999 (the "Certificate of Ownership") of The Presley Companies, a Delaware corporation ("Presley"). The Certificate of Ownership provides, among other things, for the merger of Presley with and into the Company (the "Merger") and the issuance of the Securities in exchange for all of the issued and outstanding shares of the Common Stock, par value $.01 per share, of Presley, at the effective time of the Merger (the "Exchanged Shares").

         In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to this opinion, we have relied on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

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Presley Merger Sub, Inc.
October 7, 1999
Page 2



         Upon the basis of the aforementioned examination, we advise you that, in our opinion, when (i) the registration statement on Form S-4 relating to the Securities (the "Registration Statement"), has become effective under the Securities Act, (ii) the Merger has become effective in accordance with the General Corporation Law of the State of Delaware and the terms and conditions of the Certificate of Ownership, (iii) the certificates representing the Securities have been duly signed by the Company and duly countersigned by the transfer agent and registrar of the Company in accordance with the terms of the By-Laws of the Company, (iv) the Securities have been duly issued and delivered as contemplated by the Certificate of Ownership and the Registration Statement in exchange for the Exchanged Shares, and (v) the Company shall have taken such other actions as we shall have advised, the Securities will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,


                                     /s/ IRELL & MANELLA LLP
                                     ----------------------------
                                         IRELL & MANELLA LLP